                                TRICORD SYSTEMS, INC.


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                               STOCK PURCHASE AGREEMENT

                                   December 7, 1998


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


                                  TABLE OF CONTENTS

                                                                                 PAGE
SECTION 1AUTHORIZATION AND SALE OF COMMON STOCK AND WARRANTS . . . . . . . . . . . .1
     1.1    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2    Sale of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2CLOSING DATE; DELIVERY. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.1    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     2.2    Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 3REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . .2
     3.1    Organization and Standing: Charter and Bylaws. . . . . . . . . . . . . .2
     3.2    Corporate Power. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     3.3    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     3.4    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     3.5    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     3.6    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .3
     3.7    Material Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .3
     3.8    Title to Properties and Assets: Liens: etc.. . . . . . . . . . . . . . .3
     3.9    Compliance with Other Instruments, None Burdensome, etc. . . . . . . . .4
     3.10   Litigation, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3.11   Employees; Proprietary Information Agreement . . . . . . . . . . . . . .4
     3.12   Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3.13   Governmental Consent, etc. . . . . . . . . . . . . . . . . . . . . . . .4
     3.14   Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.15   Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.16   Patents, Trademarks, etc.. . . . . . . . . . . . . . . . . . . . . . . .5
     3.17   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3.18   Material Contracts and Commitments . . . . . . . . . . . . . . . . . . .6
     3.19   Related-Party Transaction. . . . . . . . . . . . . . . . . . . . . . . .6
     3.20   Environmental and Safety Laws. . . . . . . . . . . . . . . . . . . . . .6
     3.21   Manufacturing and Marketing Rights . . . . . . . . . . . . . . . . . . .6
     3.22   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.23   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.24   Minute Book. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.25   Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.26   Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.27   Qualified Small Business Stock . . . . . . . . . . . . . . . . . . . . .7

SECTION 4REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. . . . . . . . . . . . . .7




     4.1    Experience; Accredited Investor. . . . . . . . . . . . . . . . . . . . .8
     4.2    Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     4.3    Rule 144.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     4.4    No Federal or State Approval . . . . . . . . . . . . . . . . . . . . . .8
     4.5    Access to Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     4.6    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

SECTION 5CONDITIONS TO CLOSING BY THE PURCHASERS . . . . . . . . . . . . . . . . . .9
     5.1    Representations and Warranties Correct . . . . . . . . . . . . . . . . .9
     5.2    Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.3    Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.4    Opinion of Company's Counsel . . . . . . . . . . . . . . . . . . . . . .9
     5.5    Investors Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.6    Lock-Up Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.7    Proceedings and Documents; Legal Matters . . . . . . . . . . . . . . . .9
     5.8    Good Standing Certificate. . . . . . . . . . . . . . . . . . . . . . . 10
     5.9    Secretary's Certificate. . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 6CONDITIONS TO CLOSING BY THE COMPANY. . . . . . . . . . . . . . . . . . . 10
     6.1    Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 7RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;COMPLIANCE
     WITH SECURITIES ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     7.1    Restrictions on Transferability. . . . . . . . . . . . . . . . . . . . 10
     7.2    Restrictive Legend . . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 8COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.1    Fulfillment of Closing Conditions. . . . . . . . . . . . . . . . . . . 11
     8.4    Payment of Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 12
     8.5    Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

SECTION 9MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     9.1    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     9.2    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     9.3    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . 12
     9.4    Entire Agreement; Amendment. . . . . . . . . . . . . . . . . . . . . . 12
     9.5    Notices, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     9.6    Delays or Omissions. . . . . . . . . . . . . . . . . . . . . . . . . . 13
     9.7    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     9.8    Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . . . 14
     9.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14


EXHIBITS


A    --     Schedule of and Signature Page for Purchasers

A-1  --     Distribution of Mr. Canion's Shares and Investor Warrants

B    --     Form of Investor Warrants

C    --     Form of Opinion of Counsel to the Company

D    --     Form of Investors Agreement

E    --     List of Key Officers, Directors and Employees

F    --     Form of Lock-Up Agreement


                               STOCK PURCHASE AGREEMENT


     This Agreement is entered into effective as of December 7, 1998 by and among Tricord Systems, Inc., a Delaware corporation (the "Company"), and each of the persons and entities listed on the Schedule of and Signature Page for Purchasers attached hereto as EXHIBIT A (each a "Purchaser" and, collectively, the "Purchasers").

                                      SECTION 1
                 AUTHORIZATION AND SALE OF COMMON STOCK AND WARRANTS

     1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to 4,000,000 shares (the "Shares") of its common stock, par value $.01 per share ("Common Stock"), at the Closing (as hereinafter defined) and up to 4,000,000 Investor Warrants, each for the purchase of one share of Common Stock (the "Investor Warrants"), having the terms set out in the form of warrant certificate attached hereto EXHIBIT B. The Investor Warrants are sometimes herein referred to herein as the "Warrants." The Warrants and the Shares are sometimes herein referred to together as the "Securities."

     1.2 SALE OF SECURITIES. Subject to the terms and conditions hereof, the Company will severally issue and sell to the Purchasers, and the Purchasers will severally buy from the Company, the number of shares of Common Stock and the number of Investor Warrants for the aggregate purchase price set forth opposite such Purchaser's name on the Schedule of Purchasers.
 The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Securities to each of the Purchasers are separate sales.


                                      SECTION 2
                                CLOSING DATE; DELIVERY

     2.1    CLOSING.

            CLOSING DATE. The closing of the purchase and sale of the Securities hereunder shall be held at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas, on or prior to December 18, 1998 (the "Closing"), or at such other time and place upon which the Company and the Purchasers acquiring in the aggregate more than 50% of such shares of Common Stock to be sold pursuant to the terms hereto mutually agree upon orally or in writing (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser (a) a certificate or certificates, registered in such Purchaser's name representing the number of shares of Common Stock, and (b) a warrant certificate registered in such Purchaser's name representing the number of Warrants, each in the amounts set forth opposite such Purchaser's name on the Schedule of Purchasers, against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions.


                                      SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the disclosure schedule prepared by the Company and delivered to the Purchasers, dated as of the date hereof (the "Disclosure Schedule"), the Company represents and warrants to each Purchaser both as of the date hereof and again as of the Closing as follows:

     3.1 ORGANIZATION AND STANDING: CHARTER AND BYLAWS. The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company currently is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse affect on the Company's properties and business as now conducted or its financial condition. The Company has furnished to Purchasers a true, correct and complete copy of its Bylaws as in full force and effect on the date hereof and a true, correct and complete copy of the Company's Certificate of Incorporation, as amended (the "Charter"), as in full force and effect on the date hereof.

     3.2 CORPORATE POWER. The Company has and will have at the Closing Date all requisite corporate power and authority to execute and deliver this Agreement and the Investors Agreement (as defined in Section 5.5 hereof), to sell and issue the Securities hereunder, to issue the Common Stock issuable upon exercise of the Warrants (the "Exercise Shares") and to carry out and perform its obligations under the terms of this Agreement and the Investors Agreement referred to in Section 5.5 below.

     3.3 SUBSIDIARIES. The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, partnership, association or business entity.

     3.4 CAPITALIZATION. The authorized capital stock of the Company consists of 32,750,677 shares, 27,000,000 of which are designated as Common Stock, 2,043,966 of which are designated as series C convertible preferred stock, $.01 par value ("Series C Preferred Stock"), 706,711 of which are designated as series D convertible preferred stock ("Series D Preferred Stock"), 2,500,000 of which is undesignated stock, $.01 par value ("Undesignated

Stock") and 500,000 shares which are designated as series A junior preferred stock, $.01 par value ("Series A Junior Preferred Stock"). As of December 1, 1998, there are 14,748,929 shares of Common Stock outstanding, and there are no shares of Series C Preferred Stock, Series D Preferred Stock, Undesignated Stock or Series A Junior Preferred Stock outstanding. The outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date hereof, the Company has reserved 4,000,000 shares of Common Stock for issuance upon exercise of the Investor Warrants. As of December 1, 1998, 919,535 shares of Common Stock were available for issuance under the Tricord Systems, Inc. 1998 Stock Incentive Plan and the Tricord Systems, Inc. 1998 Non-Employee Director Stock Plan.

     3.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Investors Agreement and the Warrants by the Company, the authorization, sale, issuance and delivery of the Securities and the Exercise Shares and the performance of all of the Company's obligations hereunder has been taken or will have been taken prior to the Closing. This Agreement, the Investors Agreement and the Warrants, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms. Except as set forth in Section 3.4, (i) no subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of the Company or securities convertible into such capital stock is authorized or outstanding, and (ii) there is no commitment of the Company to issue any such shares, warrants, options or other such rights or securities. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; the Exercise Shares have been duly and validly reserved and, when issued in compliance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable; and the Shares and the Exercise Shares will be free of any pledges, liens, encumbrances, preemptive rights or restrictions except for restrictions on transfer under federal and state securities laws as set forth herein and as set out in the Investors Agreement.

     3.6 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, and its Annual Report on Form 10-K for the year ended December 31, 1997 (collectively referred to as the "SEC Reports" and the financial statements contained therein are collectively referred to as the "Financial Statements"). The Financial Statements are complete and correct in all material respects and fairly present the Company's financial position as of their respective dates and the Company's results of operations for the periods presented therein.

     3.7 MATERIAL LIABILITIES. As of the Closing, the Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate) in excess of $50,000, except for liabilities and obligations set forth on the face of the most recent balance sheet included in the Financial Statements.

     3.8 TITLE TO PROPERTIES AND ASSETS: LIENS: ETC. Except (i) as reflected in the Financial Statements, (ii) for liens for current taxes not yet delinquent, or (iii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company has good and marketable title to its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrance, subject to the exceptions enumerated in clauses (i)-(iii) above.

     3.9 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation of any provision of its Charter or Bylaws, or to the best of its knowledge in any material respect of any term or provision of any mortgage, indebtedness, lease, indenture, contract, agreement, license, instrument, judgment or decree (collectively, the "Instruments"), and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company or any of its properties or assets. The execution, delivery and performance of and compliance with this Agreement, the Warrants and the Investors Agreement, and the issuance of the Shares, the Warrants and the Exercise Shares, have not resulted and will not result (i) in any material violation of, or conflict with, or constitute a material default under, the Company's Charter or Bylaws or any Instrument or (ii) in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

     3.10 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or its properties before any court or governmental agency. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information, process or technique allegedly proprietary to any of their former employers, or their obligations under any agreement with prior employers. There is no action, suit, proceeding or investigation initiated by the Company currently pending or which the Company intends to initiate.

     3.11 EMPLOYEES; PROPRIETARY INFORMATION AGREEMENT. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract, agreement, order or decree relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. To the best of the Company's knowledge, each officer and employee of or consultant to the Company has executed a confidentiality and inventions assignment agreement in favor of the company or an employment or consulting agreement with the Company containing equivalent provisions, each of which, to the best of the Company's knowledge, is unbreached, valid binding and enforceable against such individual.

     3.12 REGISTRATION RIGHTS. Except as set forth in the Investors Agreement, the Company is not under any contractual obligation to register (as defined in the Investors Agreement) any of its currently outstanding securities or any of its securities which may hereafter be issued.

     3.13 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares and the Exercise Shares, or the consummation of any other transaction contemplated hereby, except such filings as have been made prior to the Closing, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

     3.14 OFFERING. Subject to the accuracy of the Purchasers' representations in Section 4 hereof, the offer, sale, issuance and delivery of the Shares, the Warrants and the Exercise Shares, as provided in the Agreement, are transactions exempt from the registration requirements of Section 5 of the Securities Act and all applicable state securities laws.

     3.15 BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charge in connection with this Agreement.

     3.16 PATENTS, TRADEMARKS, ETC. The Company owns and possesses or is licensed under or can obtain a license (on terms which will not materially and adversely affect its business) to, all patents, patent applications, licenses, trademarks, service names, trade names, inventions and copyrights employed in the operation of its business as now conducted and as proposed to be conducted with no known infringement of or conflict with the rights of others respecting any of the same. The Disclosure Schedule contains a complete list of patents and pending patent applications of the Company. Except for agreements with its own employees or consultants and standard end-user license agreements and except as set forth in the Disclosure Schedule, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any option, license, or agreement of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity. The Company has not received any communication alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service names, trade names, inventions, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis for the foregoing. The Company is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted or as proposed to be conducted.

     3.17 TAXES. The Company has filed all tax returns that are required to have been filed on or before the Closing with all federal, state, county, local, foreign and other governmental agencies or instrumentalities, except where the failure to do so would not have a material adverse effect upon the business of the Company. The Company has paid or established adequate reserves for all income, franchise and other taxes, assessments, governmental charges, penalties, interest and fines shown as due and payable by it on such returns on or before the Closing. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected on the face of the most recent balance sheet included in the Financial Statements.

     3.18 MATERIAL CONTRACTS AND COMMITMENTS. Copies of the contracts, mortgages, indentures, agreements, instruments, leases and transactions to which the Company is a party or by which it is bound (including purchase orders placed by the Company) which involve obligations of, or payments to, the Company in excess of $50,000 and all agreements between the Company and its officers, directors, consultants and employees (the "Material Contracts"), have been delivered to the Purchasers and are set forth on the Disclosure Schedule. To the best of the Company's knowledge, all of the Material Contracts are valid, binding and in full force and effect by and against the Company in all material respects and enforceable by the Company in accordance with their respective terms except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company is not in default under any of such Material Contracts. To the best of the Company's knowledge, no other party to any of the Material Contracts is in default thereunder.

     3.19 RELATED-PARTY TRANSACTION. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, except for certain reimbursable business expenses incurred in the ordinary course of business and not in excess of $10,000 in the aggregate.

     3.20 ENVIRONMENTAL AND SAFETY LAWS. To the best of the Company's knowledge, the Company is not in violation in any material respect of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     3.21 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market or sell its TSMS Products (as hereinafter defined) to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its TSMS Products.

     3.22 EMPLOYEE BENEFIT PLANS. The Company currently maintains employee medical, dental and life insurance plans but, except as set forth on the Disclosure Schedule, is not otherwise a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

     3.23 INSURANCE. The Company has in full force and effect fire and casualty insurance policies to the extent and in the manner customary for companies in similar businesses similarly situated.

     3.24 MINUTE BOOK. The minute books of the Company previously provided to the Purchasers contain a complete summary of all meetings and actions of the Company's Board of Directors and stockholders since the time of incorporation and accurately reflect all transactions referred to in such minutes in all material respects.

     3.25 DIVIDENDS. On or after January 1, 1996, the Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock.

     3.26 INDEBTEDNESS. All loans and noncontingent indebtedness in excess of $50,000 incurred by the Company are set forth on the Disclosure Schedule setting forth the name of the creditor, all amounts owing, including principal and interest, and when such indebtedness is due and owing. The Company is not in default of any of its obligations to any creditor.

     3.27 QUALIFIED SMALL BUSINESS STOCK. The Company covenants that so long as any of the Shares or the Exercise Shares are held by a Purchaser (or a transferee in whose hands such shares are eligible to qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code")), it will use its reasonable efforts (including complying with all applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock) to cause such shares to qualify as Qualified Small Business Stock; provided, however, that "reasonable efforts" as used in this Section 3.28 shall not be construed to require the Company to operate its business in a manner which would adversely affect its business, limit its future prospects or alter the timing or resource allocation related to its planned operations or financing activities. The Company shall comply with the reporting requirements of Section 1202(d)(1)(C) of the Code and any related Treasury

Regulations. In addition, within a reasonable time (which shall not exceed 30 days) after any Purchaser delivers to the Company a written request therefor, the Company shall deliver to such Purchaser a written statement informing the Purchaser whether, to the Company's knowledge, such Purchaser's interest in the Company constitutes Qualified Small Business Stock. The Company's obligation to furnish a written statement pursuant to this Section
3.28 shall continue notwithstanding the fact that a class of the Company's securities may be traded on an established securities market.


                                      SECTION 4
                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Securities as of the date hereof and again as of the Closing, as to himself only, as follows:

     4.1 EXPERIENCE; ACCREDITED INVESTOR. He has experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that he is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests. Further, he recognizes that an investment in the Company is highly speculative and involves significant risks (including those identified in the SEC Reports) including a complete loss of such investment. In addition, he is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act.

     4.2 INVESTMENT. He is acquiring the Securities for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof and, if Purchaser is not a natural person, it was not formed solely for purposes of making this investment. He understands that the Securities to be purchased and the Exercise Shares have not been, and will not be, registered under the Securities Act or qualified under applicable blue sky or other state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and the qualification provisions of applicable blue sky and other state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. In acquiring the Securities, he is acting on his own behalf and is not acting together with any other person or entity (including any other Purchasers) for the purpose of acquiring, holding, voting or disposing of the Securities within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4.3 RULE 144. He acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. He is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

     4.4 NO FEDERAL OR STATE APPROVAL. He understands that no Federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Securities.

     4.5 ACCESS TO DATA. He has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had the opportunity to review the Company's facilities. He also has had opportunity to ask questions of officers of the Company. His taking advantage of any such opportunity however, does not limit or modify the representations and warranties of the Company in Section 3 hereof or the right of any of the Purchasers to rely thereon.

     4.6 AUTHORIZATION. This Agreement and the Investors Agreement when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


                                      SECTION 5
                       CONDITIONS TO CLOSING BY THE PURCHASERS

     The Purchasers' obligations to purchase the Securities at the Closing are, at the option of the Purchasers, subject to the fulfillment of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

     5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate executed by the Chief Executive Officer of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.4 OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from Oppenheimer Wolff & Donnelly LLP, counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date, in form and substance satisfactory to the Purchasers, substantially in the form of EXHIBIT C.

     5.5 INVESTORS AGREEMENT. The Purchasers and the Company shall have entered into an investors agreement providing for, among other things, certain registration rights, rights of first offer, rights of co-sale and information rights, substantially in the form attached hereto as EXHIBIT D (the "Investors Agreement").

     5.6 LOCK-UP AGREEMENTS. The key officers, directors and employees of the Company listed on EXHIBIT E shall have each entered into a lock-up agreement with the Company but for the benefit of, and enforceable by, the Purchasers, substantially in the form attached as EXHIBIT F.

     5.7 PROCEEDINGS AND DOCUMENTS; LEGAL MATTERS. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchasers. All material matters of a legal nature which pertain to this Agreement, the Warrants and the Investors Agreement and the transactions contemplated hereby and thereby, shall be reasonably approved by the Purchasers on advice of counsel.

     5.8 GOOD STANDING CERTIFICATE. The Company shall have delivered to the Purchasers a Certificate dated as of a recent date issued by the Secretary of State of Delaware the effect that the Company is legally existing and in good standing.

     5.9 SECRETARY'S CERTIFICATE. The Company shall have delivered to the Purchasers a certificate executed by the Secretary of the Company dated as of the Closing, certifying as to (a) the directors and stockholder resolutions authorizing the transactions contemplated by this Agreement; (b) the Charter of the Company; (c) the Bylaws of the Company; (d) the incumbency of the Chief Executive Officer, President and Secretary of the Company; and (e) such other matters as the Purchasers may reasonably request.


                                      SECTION 6
                         CONDITIONS TO CLOSING BY THE COMPANY

     The Company's obligation to sell and issue the Securities at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

     6.1    REPRESENTATIONS.  The representations made by the Purchasers in
Section 4 hereof shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date.


                                      SECTION 7
                    RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                            COMPLIANCE WITH SECURITIES ACT

     7.1 RESTRICTIONS ON TRANSFERABILITY. The Securities and the Exercise Shares referred to herein are "Restricted Securities" and shall not be sold, assigned, transferred or pledged except upon the conditions specified in this
Section 7, which conditions are intended to be in compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Securities or such Exercise Shares held by such Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 7.

     7.2 RESTRICTIVE LEGEND. Each certificate representing (i) the Common Stock, (ii) the Warrants, (iii) the Exercise Shares, and (iv) any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form:
            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
            ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED
            UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT
            BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
            REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION
            OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO
            IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE
            REGISTRATION REQUIREMENTS OF SAID ACT.

            Each Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 7.

            The Company agrees to cause new certificates to be issued without any such legend to any Purchaser and such notation to be removed upon request by such Purchaser when reasonable in light of the then general practice under the Securities Act.


                                      SECTION 8
                                      COVENANTS

     8.1 FULFILLMENT OF CLOSING CONDITIONS. The Company and each Purchaser agrees to use its commercially reasonable best efforts to cause the fulfillment of the closing conditions (to the extent, in whole or in part, within its or his direct or indirect control) set forth in Sections 5 and 6 hereof.

     8.2 USE OF PROCEEDS. The Company agrees to use the proceeds it receives from the sale of the Securities to the Purchasers exclusively to finance the development of (i) the Company's software used to RAID data objects and create the opportunity to manage storage as a single pool of shared resources on a network (such software referred to herein as "TSMS Products") and
(ii) controller board products related thereto.

     8.3 AGREEMENT BY PURCHASERS. Each Purchaser hereby severally agrees not to take any of the following actions without the advance approval of the Board of Directors of the Company:

            (a) No Purchaser shall, directly or indirectly, offer, sell or otherwise transfer any Securities or Exercise Shares except pursuant to a bona fide public offering registered under the Securities Act, Rule 144 under the Securities Act or other transaction that effects a broad distribution of such Securities and Exercise Shares and that, to the best of the Purchaser's knowledge, would not result in such acquiring party or related group of persons to such acquiring party beneficially owning more than 3% of the combined voting power of the then outstanding securities of the Company ordinarily having the right to vote at elections of directors ("Voting Securities"); provided, however, that this provision shall not prohibit (i) the assignment by a Purchaser to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Purchaser, (ii) the assignment to members of the Purchaser's immediate family and to trusts or entities established for the benefit of the Purchaser or his immediate family, or (iii) a bona fide pledge to an institutional lender for money borrowed, provided, in each case, that the transferees agree to be bound by the terms and conditions of this Section.

            (b) No Purchaser shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of the Company with respect to the election of directors.

     8.4 PAYMENT OF EXPENSES. The Company agrees to pay all of the Purchasers' reasonable fees and expenses, including attorneys' fees, incurred by each such Purchaser relating to or arising out of the consummation of the transactions contemplated by this Agreement.

     8.5 PUBLICITY. The Company and each Purchaser agrees not to issue any press release or make any public announcement with respect to this Agreement or the transactions contemplated hereby unless the prior written consents of the other parties hereto have been obtained, which consents shall not be unreasonably withheld; provided however, that the

Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case it will use its best efforts to advise the Purchasers prior to making such disclosure).


                                      SECTION 9
                                    MISCELLANEOUS

     9.1 GOVERNING LAW. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Texas as applied to agreements made and performed in Texas by residents of the State of Texas.

     9.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchasers and the closing of the transactions contemplated hereby for a period of two years.

     9.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Shares and Exercise Shares issued and issuable hereunder may waive, modify or amend, on behalf of all such holders, any provisions hereof.

     9.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, or telex or telecopy (as provided above) addressed (a) if to a Purchaser, at such address as such Purchaser shall have furnished to the Company in writing or (b) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, then to the address of the last holder of such Securities who has so furnished an address to the Company or (c) if to the Company, sent to its principal executive offices and addressed to the attention of the Chief

Executive Officer, or at such other address as the Company shall have furnished to the Purchasers.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if by telex or telecopy, when received and confirmed in the manner provided above.

     9.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Securities, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

     9.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     The foregoing agreement is hereby executed as of the date first above written.


TRICORD SYSTEMS, INC.


By:     /s/ John J. Mitcham
   -------------------------------------------
   Name:    John J. Mitcham
        --------------------------------------
   Title:   President, Chief Executive Officer
         -------------------------------------

                                     EXHIBIT A

                   Schedule of and Signature Page for Purchasers





                                                              Number of             Number of                Aggregate
              Name                      Signature             of Shares         Investor Warrants         Purchase Price
              -----                     ---------             ---------         -----------------        ---------------

 Joseph Rodney Canion (*)         /s/ J. R. Canion              2,000,000         2,000,000                 $2,000,000.00

 Jesus David Cabello              /s/ David Cabello               250,000           250,000                   $250,000.00

 Timothy Harris                   /s/ Timothy Harris              250,000           250,000                   $250,000.00

 Kathleen Clark                   /s/ Kathleen Clark               50,000            50,000                    $50,000.00

 Lewis J. Schrock                 /s/ Lewis Schrock                50,000            50,000                    $50,000.00

 Donald L. Lucas Profit Sharing
 Trust DTD 1-1-84, by Donald L.
 Lucas as successor trustee       /s/ Donald Lucas                 75,000            75,000                    $75,000.00

 Richard M. Lucas
 Cancer Foundation, by Donald
 L. Lucas, as Chairman of the
 Board                            /s/ Donald Lucas                 75,000            75,000                    $75,000.00



 Gurdes Huff Investments, by
 Larry Gurdes                    /s/ Larry Gurdes                  75,000            75,000                    $75,000.00


-------------------
(*)  The shares and Investor Warrants purchased by Mr. Canion will be distributed as set forth on Exhibit A-1 to this Agreement.




 Jack & Nancy Dinerstein Family
 Investment Partnership Ltd.,
 by Jack Dinerstein               /s/ Jack Dinerstein              25,000            25,000               $25,000.00

 James Braniff III                /s/ James Braniff III            25,000            25,000               $25,000.00

 Joseph M. Schwartz               /s/ Joseph M. Schwartz           25,000            25,000               $25,000.00

 Will Levin                       /s/ William D. Levin             25,000            25,000               $25,000.00

 James Easterling                 /s/ James Easterling             25,000            25,000               $25,000.00

 Scott Caven                      /s/ Scott Caven                  25,000            25,000               $25,000.00

 Alfred L. Deaton III             /s/ Alfred L. Deaton III         25,000            25,000               $25,000.00



                                    EXHIBIT A-1

             Distribution of Mr. Canion's Shares and Investor Warrants


                                              Number             Number of
                    Name                    of Shares        Investor Warrants
                    ----                    ---------        -----------------

 Joseph Rodney Canion                        1,500,000            1,500,000

 Candace Canion Dickerson Trust                100,000              100,000

 Noelle Canion Courson Trust                   100,000              100,000

 Laura Camille Canion Trust                    100,000              100,000

 Rodney Scott Canion Trust                     100,000              100,000

 James Ross Canion Trust                       100,000              100,000



                                                                      EXHIBIT B

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.

                                              Warrant Certificate No._______

                                 WARRANTS TO PURCHASE
                        ______________ SHARES OF COMMON STOCK

                                TRICORD SYSTEMS, INC.

                             Incorporated under the laws
                               of the State of Delaware

          This certifies that, for value received, ______________, the registered holder hereof, or his or her registered assigns (the "Warrantholder"), are entitled to purchase from Tricord Systems, Inc., a Delaware corporation (the "Company"), at any time during the period commencing as of December 15, 1998 and ending at 5:00 p.m., Houston, Texas time, on December 15, 2003, at a purchase price per share of $3.50 (the "Warrant Price"), the number of shares of common stock, par value $.01 per share ("Common Stock"), of the Company set forth above (the "Shares"). In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Shares purchasable pursuant to the Warrants evidenced by this certificate immediately prior to such subdivision will be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares purchasable upon the exercise of the Warrants evidenced by this certificate immediately prior to such combination shall be proportionately reduced.

          The Warrants represented by this certificate may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made in immediately available funds or a certified or cashiers' check or any combination thereof.

          The Warrants represented by this certificate are issued under and in accordance with the terms of a Stock Purchase Agreement, dated as of December 7, 1998 (the "Stock Purchase Agreement"), between the Company and certain Warrantholders party thereto and are subject to the terms and provisions contained in the Stock Purchase Agreement.

                                   -- 1 --

          The Warrantholder of the Warrants represented by this Warrant Certificate has been granted certain registration rights with respect to the Shares to be issued upon the exercise of one or more of the Warrants evidenced hereby under and in accordance with the terms of an Investors Agreement, dated as of December 7, 1998, between the Company and certain Warrantholders party thereto.

          Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed for one or more new Warrant certificates of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company will pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable in the manner and subject to the restrictions set forth or referred to in the Stock Purchase Agreement. By acceptance hereof, the Warrantholder acknowledges that the securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that such securities may not be sold or transferred in the absence of such registration or unless the Company receives an opinion of counsel or other evidence reasonable to it that such sale or transfer is exempt from the registration requirements of the Securities Act.

          In case this certificate evidencing the Warrants is mutilated, lost, stolen or destroyed, the Company will, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant.

          In case of any capital reorganization or reclassification of the Common Stock of the Company or in case of any share exchange, consolidation or merger of the Company with another corporation (other than a share exchange, consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification of or change in the outstanding shares of Common Stock) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Warrantholder will have the right thereafter, during such period as this Warrant is exercisable and upon payment of the Warrant Price, to purchase upon exercise of the Warrants represented by this certificate the kind and amount of shares and other securities and property that it would have owned or have been entitled to receive after the happening of such reorganization, reclassification, share exchange, consolidation, merger, sale or conveyance had the Warrants evidenced by this certificate been exercised immediately prior to such action. The provisions of this paragraph will similarly apply to successive reorganizations, reclassifications, exchanges, consolidations, mergers, sales or conveyances.

                                   -- 2 --

          This Warrant certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                                   TRICORD SYSTEMS, INC.



                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:



Dated:  December 15, 1998



                                   -- 3 --

                                TRICORD SYSTEMS, INC.
                                    PURCHASE FORM


          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder,_______ shares of Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:



                    ______________________________________________
           (Please print or type name, address and Social Security Number)


                    ______________________________________________

                    ______________________________________________

and, if said number of Shares shall not be all the Shares purchasable thereunder, that a new Warrant certificate with respect to the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below.

Dated:__________________

Name of Warrantholder:



     (Please Print)


Address:___________________

        ___________________

Signature:_________________


Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.





                                   -- 4 --

                                                                   EXHIBIT C

                [Letterhead of Counsel to Tricord Systems, Inc.]


                                                               December __, 1998

[Names and Addresses of Purchasers]



Gentlemen:

          This opinion is being furnished to you pursuant to Section 5.4 of the Stock Purchase Agreement, dated as of December __, 1998 (the "Purchase Agreement"), by and among Tricord Systems, Inc., a Delaware corporation (the "Company"), and each of the persons or entities listed on the Schedule of Purchasers attached thereto as Exhibit A (each a "Purchaser" and, collectively, the "Purchasers"), relating to the issuance and sale by the Company to the Purchasers of up to 4,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), and up to 4,000,000 Investor Warrants, each for the purchase of one share of Common Stock (the "Investor Warrants"). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement.

          [I][We] have examined the originals, or copies certified or otherwise identified, of the Purchase Agreement, the Investors Agreement, the Certificate of Incorporation and Bylaws of the Company, each as amended to date, corporate records of the Company, including certain resolutions of the Board of Directors of the Company, as furnished to [me][us] by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates, statements or other representations of officers or authorized agents of the Company with respect to the accuracy of the material factual matters contained in or covered by such certificates, statements or representations.

          We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

                                             [The Purchasers]-2-December__, 1998


          Based upon [my][our] examination as aforesaid, and subject to the assumptions, limitations, qualifications and exceptions hereinabove or hereinafter set forth, [I][we] [am][are] of the opinion that:

          1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Purchase Agreement, the Investors Agreement and the Investor Warrants and to perform the actions contemplated thereby.

          2. The authorized capital stock of the Company and the number of shares of the Company's capital stock outstanding as of the date hereof is as stated in Section 3.4 of the Purchase Agreement.

          3. The Shares have been duly authorized and, when issued in compliance with the provisions of the Purchase Agreement, (a) will be validly issued, fully paid and nonassessable, (b) will have the rights, preferences and privileges described in the Charter and (c) will be free of any pledges, liens, encumbrances, preemptive rights or restrictions except for restrictions on transfer under federal and state securities laws and as set forth in the Investors Agreement.

          4. The Exercise Shares have been duly and validly reserved and, when issued in compliance with the terms of the Investor Warrants, (a) will be validly issued, fully paid and nonassessable, (b) will have the rights, preferences and privileges described in the Charter and (c) will be free of any pledges, liens, encumbrances, preemptive rights or restrictions except for restrictions on transfer under federal and state securities laws and as set forth in the Investors Agreement.

          5. The Purchase Agreement, the Investors Agreement and the Investor Warrants have each been duly authorized, executed and delivered by the Company and each constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

                                             [The Purchasers]-3-December__, 1998

          [Insert standard qualifications.]


                                   Very truly yours,

                                                                      Exhibit D


                                 INVESTORS AGREEMENT

     THIS INVESTORS AGREEMENT is entered into effective as of December 7, 1998 by and among Tricord Systems, Inc., a Delaware corporation (the "Company"), the entities and individuals listed as "Investors" on the signature pages hereto (each an "Investor" and, collectively, the "Investors") and John Mitcham (the "Major Holder").

                                       RECITALS

     WHEREAS, the Company and the Investors are parties to that certain Stock Purchase Agreement dated as of December 7, 1998 (the "Purchase Agreement") providing for the sales by the Company and the purchases by the Investors of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), and certain warrants (the "Warrants") to acquire shares of Common Stock as described therein; and

     WHEREAS, the sales of the Common Stock and Warrants to the Investors is conditioned upon granting the rights set forth herein to the respective Investors;

     NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

                                      SECTION 1
                                     DEFINITIONS

     1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "BOARD" means the Board of Directors of the Company.

     "CHANGE IN CONTROL" means the occurrence after the closing of the transactions under the Purchase Agreement of either or both of the following events: (i) a transaction or series of transactions occur (other than related to or resulting from the Purchase Agreement) in which, or as a result of which, the ownership of 50% or more of the outstanding shares of Common Stock is changed, or (ii) the Incumbent Directors of the Company cease to constitute a majority of the Board.

     "COMMISSION" means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

     "COMMON STOCK" means the common stock of the Company, par value $.01 per share.

     "EXEMPT ISSUANCES" means

     (i) the sale or issuance of Voting Securities pursuant to an effective registration statement under the Securities Act,

     (ii) the sale or issuance of shares of Common Stock to officers, directors and employees of, and consultants and advisors to, the Company pursuant to stock grants, option plans, purchase plans or other compensatory benefit contracts, programs or arrangements approved by the Board or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement,

     (iii) shares of Common Stock issued upon exercise of Warrants or upon exercise or conversion of any options, warrants or rights to acquire shares of Common Stock outstanding on the date hereof,

     (iv) Voting Securities issued pursuant to any merger, consolidation or acquisition involving the Company or in connection with a Recapitalization,

     (v) Voting Securities issued in connection with any acquisition of a third parties' assets, products, technology or other rights, and

     (vi) Voting Securities issued in connection with research and development partnerships, OEM or distribution arrangements, licensing or collaborative arrangements or similar transactions, in each case approved by the Board.

     "HOLDER" means each of the Investors, and their transferees as permitted by
Section 2.10 hereof, holding Registrable Securities or securities convertible into or exercisable for Registrable Securities (such as the Warrants).

     "INCUMBENT DIRECTORS" of the Company means any individuals who are members of the Board on the effective date of this Agreement and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

     "INVESTORS' NOMINEE" means Rod Canion or such other person selected by a majority in interest of the holders of Voting Securities owned by Mr. Canion, his immediate family and any trusts or entities established for their benefit.

     "OTHER HOLDERS" means holders of Company securities, other than Holders, proposing to distribute their securities pursuant to a registration under this Agreement.

     "PRO RATA PORTION" means, for purposes of Section 3 hereof, the amount of Company Offered Securities multiplied by a fraction, the numerator of which shall equal the number of shares of Common Stock issued, or issuable upon exercise of Warrants, then held by a Holder, and the denominator of which shall equal the aggregate number of shares of Common Stock issued or issuable upon exercise of Warrants then outstanding.

     "RECAPITALIZATION" means any stock split, stock dividend, stock combination, recapitalization or similar event.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and all applicable blue sky or other securities laws), and the declaration or ordering of the effectiveness of such registration statement (and qualification or compliance with such laws).

     "REGISTRABLE SECURITIES" means (i) the Common Stock, (ii) the Common Stock issued or issuable upon exercise of the Warrants, and (iii) any shares of Common Stock issued or issuable in respect of such Common Stock upon any Recapitalization, in each case, held by Holders; provided, however, that Registrable Securities shall not include (i) shares that have been sold to the public either pursuant to a registration statement or Rule 144 under the Securities Act or (ii) shares sold in a transaction in which the registration rights conferred by this Agreement are not transferred as provided in Section
2.10 hereof.

     "REGISTRATION EXPENSES" means all expenses, other than Selling Expenses, incurred by the Company in complying with Section 2 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one counsel for the Investors as a group selected by holders of at least a majority of the Registrable Securities proposed to be included in such registration, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELLING EXPENSES" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by Holders.

     "SELLING MAJOR HOLDER" means each Major Holder who desires to sell, transfer, assign or otherwise dispose of any Voting Securities.

     "SELLING HOLDER" means each Holder who holds Registrable Securities included in a registration statement under the Securities Act pursuant to this Agreement.


     "TSMS PRODUCTS" means the Company's software that enables the management of data storage as a single pool of shared resources on a network.

     "TRANSFER" means any transfer, sale, assignment, conveyance, pledge, mortgage, donation, change of legal record or beneficial ownership, issuance or other disposal or delivery.

     "TRIGGER DATE" means the date upon which TSMS Products have been licensed directly by the Company, or an OEM on behalf of the Company, for commercial use for a period of 90 days and for which revenues have been received based on one or more arm's-length transactions.

     "VOTING SECURITIES" means the Common Stock, any other securities of the Company entitled to vote in the election of directors of the Company, any securities convertible into or exchangeable for such securities, and any options, warrants or other rights to purchase such securities (including the Warrants).

                                      SECTION 2

                                 REGISTRATION RIGHTS

     2.1   DEMAND REGISTRATION.

           (a) Request for Registration. In case the Company shall receive from Rod Canion or his permitted transferee under Section 2.10 (the "Demanding Holder") a written request that the Company effect any registration with respect to not less than 33% of the then outstanding Registrable Securities (a "Registration Notice") held by him and all his permitted transferees, the Company will:

                 (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                 (ii) as soon as practicable, use its reasonable best efforts to effect such registration as described in Section 2.6 as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company.

Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

                         (A)  In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction;

                         (B)  Prior to the earliest of (i) six months after the
Trigger Date, (ii) a Change in Control, or (iii) June 30, 2000;

                         (C)  During the period starting with the date 60 days
prior to the Company's estimated date of filing of, and ending on the date 90 days immediately following the effective date of any registration statement pertaining to securities of the Company sold by the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, and provided, further, that the Company may not, pursuant to this Section 2.1(a)(ii)(C) whether included herein or incorporated into Section 2.3, delay implementation of a demand for registration more than once in any 12-month period;

                         (D)  If the Company shall furnish to the Demanding
Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by the Demanding Holder, provided, however, that the Company cannot, pursuant to this Section 2.1(a)(ii)(D) whether included herein or incorporated into Section 2.3, utilize this right more than once in any 12-month period; or

                         (E)  After the Company has effected two registrations
pursuant to this Section 2.1, and such registrations have been declared or ordered effective.

           (b)   UNDERWRITING.  In the event that a registration pursuant to
Section 2.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

           The Company shall (together with all Holders and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Holders of at least a majority of the Registrable Securities proposed to be included in such registration, but subject to the reasonable approval of the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and Other Holders, and the number of shares that may be included in the registration and underwriting shall be allocated, FIRST, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement and, SECOND, among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.
To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest 100 shares.

           If any Holder or Other Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Demanding Holder. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

           (c) The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 2.1 unless permitted to do so by the written consent of Holders who hold at least two-thirds of the Registrable Securities as to which registration has been requested or unless the underwriter shall indicate in writing to the Demanding Holder that the inclusion of the shares to be sold for the account of the Company will not adversely affect the registration, the price of the shares to be sold and the number of shares to be sold for the account of the Holders. The Company may not cause any other registration of securities for sale for its own account (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) to be initiated after a registration requested pursuant to this Section 2.1 and to become effective less than 90 days after the effective date of any registration requested pursuant to this Section 2.1.

     2.2   PIGGYBACK REGISTRATION.

           (a) NOTICE OF REGISTRATION. If at any time, or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of any security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                 (A)     promptly give to each Holder written notice thereof;
and

                 (B) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

           (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a). In such event the right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

           All Holders proposing to distribute their securities through such underwriting shall, together with the Company and Other Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or eliminate the Registrable Securities and other securities to be included in such registration by Holders and Other Holders.
The Company shall so advise all Holders and Other Holders, and the number of shares that may be included in the registration and underwriting by all Holders and Other Holders shall be allocated among them, as nearly as practicable, FIRST, among the Holders in proportion to the respective amounts of Registrable Securities held by such holders at the time of filing of the registration statement, and, SECOND, among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Holder to the nearest 100 shares.

           If any Holder or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

           (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

     2.3   REGISTRATION ON FORM S-3.

           (a) REQUEST FOR REGISTRATION. If any Holder or Holders request that the Company file a registration statement on Form S-3 under the Securities Act (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities with the reasonably anticipated aggregate price to the public of at least $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The substantive provisions and limitations of Sections 2.1(a) (other than Section 2.1(a)(ii)(E)) and 2.1(b) shall be applicable to each registration initiated under this Section 2.3 involving an underwriting.

           (b) LIMITATIONS. If, at any time during which a registration statement remains effective as provided in this Section 2.3, an event occurs that would have given the Company the right to delay a demand registration pursuant to Section 2.1(a)(ii)(C) or (D) had such a registration been requested (without regard to the 12-month period referred to therein), the Company may provide written notice to the Selling Holders, in which case the Selling Holders shall keep the fact and subject matter of such notice confidential and shall suspend all sales of Registrable Securities pursuant to such registration statement until the earlier of (i) termination of the event giving rise to the right to suspend such sales, or (ii) the end of the period set forth in Section (a)(ii)(C) or (D), whichever is applicable. Such period shall be referred to as a "Black-Out Period," and the Company shall not be entitled to implement more than one such Black-Out Period during any 12-month period.

           (c) The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 2.3 unless permitted to do so by the written consent of Holders who hold at least two-thirds of the Registrable Securities as to which registration has been requested or unless the underwriter shall indicate in writing to the initiating Holders that the inclusion of the shares to be sold for the account of the Company will not adversely affect the registration, the price of the shares to be sold and the number of shares to be sold for the account of the Holders. The Company may not cause any other registration of securities for sale for its own account (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) to be initiated after a registration requested pursuant to this Section
2.3 and to become effective less than 90 days after the effective date of any registration requested pursuant to this Section 2.3.

     2.4 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, the Company will not, without the prior written consent of Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with respect to its securities which is inconsistent with, or grants rights superior or PARI PASSU to, the registration rights granted under this Section 2; PROVIDED, HOWEVER, that (a) the Company may grant piggyback registration rights to subsequent purchasers of the Company's securities if such piggyback registration rights are PARI PASSU or subordinate to the piggyback registration rights granted to Holders pursuant to Section 2.2 hereof, and (b) such purchasers shall agree to lockup restrictions identical to those imposed on the Holders pursuant to Section
2.11 hereof.

     2.5   EXPENSES OF REGISTRATION.

           (a)   REGISTRATION EXPENSES.  The Company shall bear all
Registration Expenses incurred in connection with all registrations pursuant to Sections 2.1, 2.2 and 2.3. In the event the Demanding Holder causes the Company to withdraw or abandon a registration statement filed with the Commission or, following an effective registration pursuant to Section 2.1 hereof, does not sell Registrable Securities, then all Registration Expenses in respect of such registration shall be borne, at the Demanding Holder's option, either by the Demanding Holder or by the Company (in which case, if borne by the Company, such withdrawn or abandoned registration shall be deemed to be an effective registration for purposes of Section 2.1(a)(ii)(E) hereof).

           (b) SELLING EXPENSES. Unless otherwise stated, all Selling Expenses directly relating to securities registered on behalf of the Holders and Other Holders shall be borne by the Holders and Other Holders pro rata on the basis of the number of shares so registered.

     2.6 REGISTRATION AND QUALIFICATION. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will as promptly as is practicable and in good faith:

           (a) prepare and file with the Commission, as soon as practicable, and use its best efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form as the initiating Holders, or if not filed pursuant to Section 2.1 or
2.3 hereof, the Company, determines and for which the Company then qualifies;

           (b)   prepare and file with the Commission such amendments
(including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of 135 days after such registration statement becomes effective; provided that: (i) such 135-day period shall be extended in the case of a registration pursuant to Section 2.1 or 2.3 hereof for such number of days that equals the number of days elapsing from (A) the date the written notice contemplated by Section 2.6(f) hereof is given by the Company to (B) the date on which the Company delivers to the Selling Holders the supplement or amendment contemplated by Section 2.6(f) hereof; (ii) such 135-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock (or other securities) of the Company; and (iii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 135-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

           (c) furnish to the Selling Holders and to any underwriter of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Selling Holders or such underwriter may reasonably request, and, if requested, a copy of any and all transmittal letters or other correspondence to, or received from, the Commission or any other governmental agency or self regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

           (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment;

           (e) if requested by a Selling Holder, use its best efforts to furnish to each Selling Holder a "comfort" or "special procedures" letter addressed to each Selling Holder and any underwriters and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request;

           (f) immediately notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration hereunder is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case
(i) or (ii) at the request of a Selling Holder prepare and furnish to such Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

           (g) cause the listing of all such Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted and to pay all fees and expenses in connection therewith;

           (h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

           (i) prepare and file such forms, prosecute such registrations, obtain such qualifications and comply with all requirements of all state or foreign governmental or other agencies having jurisdiction under blue sky or other securities laws and regulations.

     2.7   INDEMNIFICATION; CONTRIBUTION.

           (a) BY COMPANY. To the extent permitted by law, the Company will indemnify each Selling Holder, each of its officers and directors, partners and legal counsel, and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Selling Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Selling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, settling or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Selling Holder, controlling person or underwriter and stated to be specifically for use therein or such Selling Holder's failure to deliver a copy of the registration statement or prospectus or any amendment thereto after the Company has furnished such Selling Holder with a sufficient number of copies of the same.

           (b) BY SELLING HOLDERS. To the extent permitted by law, each Selling Holder will indemnify the Company, each of its directors, officers and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Selling Holder, each of its officers, directors and partners, and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Selling Holders, such officers, directors, partners, legal counsel, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, settling or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Selling Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Selling Holder under this subsection (b) shall be limited in an amount equal to the net proceeds of the shares sold by such Selling Holder, unless such liability arises out of or is based on willful misconduct by such Selling Holder.

           (c) PROCEDURE FOR INDEMNIFICATION. Each party indemnified under subsection (a) or (b) of this Section 2.7 (the "Indemnified Party") shall, promptly after receipt of actual notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof, provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in subsection (a) or (b) of this Section 2.7, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 2.7 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one firm for all such Indemnified Parties, unless conflicting interests of the Indemnified Parties make the retention of one firm on behalf of all of them unreasonable. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an

Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

           (d)   CONTRIBUTION.  If the indemnification provided for in this
Section 2.7 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in the Company. In no event, however, shall a Selling Holder be required to contribute in excess of the amount of the net proceeds received by such Selling Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof referred to above in this subsection (d) shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, settling or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (e) CONFLICTS. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. With respect to a registration pursuant to
Section 2.1, no Selling Holder shall be obligated to execute any underwriting agreement creating greater indemnification or contribution obligations on him than those required of such Selling Holder under this Section 2.7, and failure of the Company to negotiate an underwriting agreement that does meet the foregoing standard shall be a breach of the Company's obligations to register the shares hereunder.

     2.8 INFORMATION BY SELLING HOLDER. Selling Holders including any Registrable Securities in any registration shall promptly furnish to the Company such information regarding such Selling Holders as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Agreement.

     2.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its reasonable best efforts to:

           (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

           (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

           (c) Furnish to any Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in writing in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     2.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to Holders under Sections 2.1, 2.2 and 2.3 as the case may be, may be assigned only concurrent with the sale or transfer of Registrable Securities and only in connection with (i) the assignment by a Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, (ii) the assignment to members of the Holder's immediate family and to trusts or entities established for the benefit of the Holder or his immediate family, or (iii) in connection with the sale or transfer of at least 1% of the total outstanding shares of Registrable Securities (subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Company). Notwithstanding the foregoing, such rights may only be assigned provided that all of the following additional conditions are satisfied: (a) such assignment is effected in accordance with applicable securities laws; (b) such assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such assignment, stating the name and address of the assignee and identifying the Registrable Securities with respect to which such rights are being assigned.

     2.11 LOCKUP AGREEMENT. Each Investor and each Major Holder agrees that, if, in connection with an underwritten public offering of the Company's securities, the Company or the underwriters managing the offering so request, he shall not sell, make any short sale or loan, grant any option for the purchase of or otherwise dispose of any Company securities (other than those included in the registration) other than intra-family transfers and transfers to trusts or entities established for the benefit of him or his immediate family, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or the underwriters; provided that each other officer and each other director of the Company also agrees to such restrictions. This Section 2.11 shall also be binding on all Holders and on all transferees or assignees of Registrable Securities or securities held by the Major Holders, whether or not such persons are entitled to registration rights pursuant to Section 2.10.

     2.12 NO REGISTRATION OF WARRANTS. Nothing in this Section 2 shall be deemed to require the Company to register any Warrants, it being understood that the registration rights granted hereby relate only to the shares of Common Stock underlying such Warrants.

     2.13 TERMINATION. The right of any Holder to effect registration of its Registrable Securities pursuant to Section 2.1, 2.2 or 2.3 shall terminate, with respect to each Holder, upon the seventh anniversary of the date hereof. The respective indemnities, representations and warranties of the Investors and the Company shall survive such termination.

     2.14 ACKNOWLEDGMENT OF OTHER REGISTRATION RIGHTS. The Company and the Major Holder hereby notify the Investors, and the Investors hereby acknowledge receipt of notice, of the existence of certain registration rights held by Sequent Computer Systems, Inc. with respect to shares of Common Stock issuable pursuant to a Warrant For Purchase of Shares of Common Stock, dated December 18, 1992 (the "Sequent Warrant"), as granted by the Company on such date. The Company hereby represents to the Investors that the terms of the Sequent Warrant are as stated in the Sequent Warrant, a copy of which has been provided to the Investors.


                                      SECTION 3
                                RIGHT OF FIRST REFUSAL

     3.1 COMPANY OFFER. Subject to the terms and conditions contained in this Section 3, the Company hereby grants to each Investor the right to purchase all or any part of his Pro Rata Portion of any Voting Securities (other than Exempt Issuances) which the Company intends to sell or issue after the date hereof. The Company shall give each Investor 20 days' prior written notice (the "Company Offer"), delivered or mailed as provided in Section 7.4, of the Company's intention to sell or issue any Voting Securities (the "Company Offered Securities"), other than an Exempt Issuance, stating the proposed price per Voting Security, the number of Voting Securities offered and the other material terms of such proposed sale or issuance and the Investor's respective record ownership of Voting Securities. Such notice shall include a representation to the Investors that the Company has a good faith intention to sell such Voting Securities to such person on the terms specified. A Company Offer shall constitute an offer by the Company, irrevocable for 20 days, to sell or issue to each Investor all or any part of such Investor's Pro Rata Portion of the Company Offered Securities on the same terms as specified in the Company Offer or, if such terms provide for consideration other than cash, for cash in an amount equal to the fair market value of such noncash consideration (as determined in good faith by the Board) if the parties cannot mutually agree upon such value.

     3.2 ACCEPTANCE OF COMPANY OFFER. Within 20 days after receipt of a Company Offer, each Investor may elect to provide written notice to the Company (a "Section 3 Acceptance Notice") that such Investor has elected to purchase all or a part of his Pro Rata Portion of the Company Offered Securities. If such Investor fails to give a Section 3 Acceptance Notice by the end of such 20-day period, such Investor shall be deemed to have elected not to purchase any of the Company Offered Securities. In addition, in such notice an Investor who elects to purchase all of his Pro Rata Portion may also elect to purchase his pro rata share (with others who so elect) of the Pro Rata
Portions of other Investors who do not elect to purchase all of their Pro
Rata Portions.

     3.3 CLOSING. The closing of any sale or issue of Company Offered Securities to an Investor pursuant to this Section 3 shall take place at such time and on such terms as may be provided for by the terms of such sale of Voting Securities. At any such closing, the Company shall deliver to such Investor certificate(s) representing the Company Offered Securities being issued, registered in the name of such Investor or its nominee, against payment of the applicable purchase price by check or wire transfer of same day funds.

     3.4 SALE TO THIRD PARTIES. If the Investors in the aggregate do not elect to purchase all of the Company Offered Securities, the Company shall have the right to sell and issue the Company Offered Securities not purchased by the Investors at not less than the price stated in the Company Offer and otherwise on terms and conditions that are not materially more favorable than those set forth in the Company Offer on or before the 90th day following the expiration of the 20-day period in Section 3.2 hereof (subject to extension to comply with applicable securities and other applicable laws and regulations related to the sale and issuance of the Company Offered Securities to such third party). If the Company Offered Securities have not been sold and issued within such period, then the Company may not sell or issue any Company Offered Securities unless it provides the Investors with a new Company Offer pursuant to Section 3.1 hereof.

     3.5   CONTINUING RIGHTS.

           (a) The election or non-election to participate in a Company Offer shall not adversely affect an Investor's right to participate in subsequent Company Offers pursuant to this Section 3.

           (b) To the extent that an Investor does not elect to purchase his Pro Rata Portion of the Company Offered Securities in connection with any particular Company Offer, he shall have the prior right to acquire more than his then Pro Rata Portion in any subsequent Company Offer so as to permit him (even though at the different price of the later Company Offer) to restore or move toward restoring his proportionate ownership of Common Stock (including shares to be issued on exercise of Warrants) as in effect on the date hereof; provided, however, that this should not increase the total number of Company Offered Securities that may be purchased by Investors. Reasonable allocations and procedures shall be instituted by the Company to achieve this goal.

     3.6 TERMINATION OF RIGHT OF FIRST REFUSAL. The rights of the Investors under this Section 3 shall terminate upon the fifth anniversary of the date hereof.

     3.7 TRANSFER. The right of first offer set forth in this Section 3.3 may not be assigned or transferred, except that (i) such right is assignable by each Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Investor, (ii) such right is assignable between and among any of the Investors, and (iii) such right is assignable to members of the Investor's immediate family and to trusts or entities established for the benefit of the Investor or his immediate family.


                                      SECTION 4
                                   RIGHT OF CO-SALE

     4.1   RIGHTS OF CO-SALE.   In the event that any Selling Major Holder
desires, at any time, to sell, transfer, assign or otherwise dispose of any Voting Securities (whether now held or hereafter acquired), and receives a bona fide offer from a third party to purchase such Voting Securities (the "Major Holder Offered Securities"), then, unless such Selling Major Holder became a Selling Major Holder subsequent to and as a result of the death of a prior Major Holder, such Selling Major Holder shall give each Holder 20 days' prior written notice (the "Major Holder Offer"), delivered or mailed as provided in Section 7.4, of the Selling Major Holder's intention to sell, transfer, assign or otherwise dispose of such Voting Securities (the "Major Holder Offered Securities"), stating the proposed price per Voting Security, the number of Voting Securities offered and the other material terms of such proposed sale. Such notice shall include a representation to the Holders that a person has made a bona fide offer to consummate such Major Holder Offer and the Selling Major Holder has a good faith intention to sell such Voting Securities to such person on the terms specified. Each Holder shall have the right, exercisable upon written notice to the Selling Major Holder within 20 days after receipt by such Holder of the Major Holder Offer, to participate in the sale of Major Holder Offered Securities pursuant to the specified terms and conditions of the Major Holder Offer. To the extent a Holder exercises such right of participation in accordance with the terms and conditions set forth below, the number of Major Holder Offered Securities which the Selling Major Holder may sell pursuant to the Major Holder Offer shall be correspondingly reduced. The right of participation of each Holder shall be subject to the following terms and conditions:

           (a) Each Holder may sell all or any part of that number of Common Stock then held by such Holder equal to the product obtained by multiplying (i) the aggregate number of Major Holder Offered Securities covered by the Major Holder Offer by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock then held by such Holder, and the denominator of which shall be the aggregate number of shares of Common Stock then held by the Selling Major Holder and all Holders. For purposes of this subsection (a) and making such computation, each Holder and the Selling Major Holder shall be deemed to own the number of shares of Common Stock which are issuable upon exercise of Warrants and exercise or conversion of all other classes or series of the Company's securities exercisable or convertible into Common Stock then held by such Holder.

           (b) Each Holder may effect its participation in the sale by delivering to the Selling Major Holder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock or other securities which such Holder elects to sell pursuant to this Section 4.

     4.2   DELIVERIES; REQUIRED SALE.   The security certificate(s) which the
Holder delivers to the Selling Major Holder pursuant to Section 4.1 shall be transferred by the Selling Major Holder to the purchase offeror in consummation of the sale of the Major Holder Offered Securities pursuant to the terms and conditions specified in the Major Holder Offer, and the Selling Major Holder shall concurrently therewith remit to each Holder that portion of the sale proceeds to which such Holder is entitled by reason of its participation in such sale. To the extent that any purchase offeror prohibits such assignment or otherwise refuses to purchase shares or other securities from a Holder exercising its rights of co-sale hereunder, the Selling Major Holder shall not sell to such purchase offeror any Major Holder Offered Securities unless and until, simultaneously with such sale and on the same terms, the Major Holder shall purchase such shares or other securities from such Holder.

     4.3   PERMITTED TRANSFERS.

           (a) INTRA-FAMILY TRANSFERS. The Major Holder may transfer any shares to the following without complying with the provisions of this Section 4: (i) to a member of his immediate family; or (ii) to a trust or entity established for the benefit of the Major Holder or his immediate family. No such transfer of shares shall be effective unless and until the transferee shall have executed such documentation, in form and substance reasonably satisfactory to the Company, evidencing agreement by the transferee to be bound by the provisions of this Section 4 as a Major Holder.

           (b) EXEMPT TRANSACTIONS. The participation rights set forth in this Section 4 shall not apply to any transfer of shares pursuant to a registration statement declared effective under the Securities Act, to market transactions (whether under Rule 144 or otherwise) or to any transfer of shares in any merger or sale approved by the Board if all stockholders of the Company have the right to participate in such merger or sale on the same terms.

     4.4 CONTINUING RIGHTS. The exercise or non-exercise of the rights of the Holders hereunder to participate in one or more sales of Company securities made by the Selling Major Holder shall not adversely affect their rights to participate in subsequent sales of Company securities by the Selling Major Holder pursuant to this Section 4.

     4.5 LEGENDS; STOP TRANSFERS. Each certificate representing shares of stock now or hereafter owned by the Major Holders or issued to any permitted transferee thereof, shall be endorsed with the legend specified in Section 7.1. The Major Holder agrees that the Company may or may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 7.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

     4.6 TERMINATION OF RIGHTS. The rights and obligations of the Major Holder under this Section 4 shall terminate upon the fifth anniversary of the date hereof.


                                      SECTION 5
                                    BOARD NOMINEE

     5.1 NOMINEE TO THE BOARD OF DIRECTORS. From and after the Closing (as defined in the Purchase Agreement), and for so long as Rod Canion, his immediate family and trusts and entities established for their benefit hold at least 33% of the Voting Securities acquired hereunder as of the date hereof, the Company will use its best efforts to cause the Investors' Nominee to be elected to the Board of Directors of the Company. The Company agrees that, in submitting to the Company's stockholders the names and nominees for election as director, it will nominate the Investors' Nominee and use its best efforts to cause such person to be elected as a director. The Investors' Nominee shall have the option of choosing when to accept election, which choice may be effected by his written notice to any member of the Board of Directors.
In the meantime, and pending his acceptance, and provided that he executes an appropriate confidentiality agreement, he shall receive all notices and other information and be permitted to attend all meetings he would receive or be permitted to attend as a member of the Board, but shall not be permitted to vote and shall not have any of the duties or liabilities of a member of the Board.

     The Company shall adopt whatever By-law amendments may be necessary from time to time to permit the Company to so elect the Investors' Nominee.

     5.2 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Investors' Nominee for the reasonable out-of-pocket expenses incurred by him to the same extent it reimburses members of the Board, and at least for his expenses to attend meetings of the Board and all other expenses approved in advance by the Company, whether or not he has actually chosen to accept election as a member of the Board. Upon election to the Board of Directors, the Investors' Nominee will be compensated in the same manner as other directors.

     5.3 INDEMNIFICATION. Upon the election of the Investor's Nominee to the Board of Directors, the Company shall promptly enter into an indemnification agreement with the Investors' Nominee, in the same form as other directors have entered into; shall indemnify and hold harmless (and exculpate) the Investors' Nominee against any and all liabilities and claims against him as a result of his affiliation with the Company to the fullest extent permitted by law; and shall provide to the Investors' Nominee liability insurance to the greatest extent made available to any other member of the Board.


                                      SECTION 6
                                  INFORMATION RIGHTS

     The Company hereby covenants and agrees that it will promptly deliver the following reports and other information to each Holder:

     6.1 A copy of each filing with the Commission by the Company and a copy of each press release issued by the Company.

     6.2 A copy of the periodic internal financial reports presented to the Board, to the extent any such holder agrees to sign a confidentiality agreement in the form presented by the Company and to abide by the Company's stock trading policies.


                                      SECTION 7
                                    MISCELLANEOUS

           (a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to any principles of conflicts of law that, if applied, might require or permit the application of the laws of a different jurisdiction.

     7.1   LEGENDS.

           Each certificate representing Securities held by the Major Holders shall be endorsed with the following legend:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS CONTAINED IN AN INVESTORS AGREEMENT DATED AS OF _______________, 1998 A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     7.2 AMENDMENT AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (i) the consent of holders of at least two-thirds of the then-outstanding Registrable Securities, voting as a class, if such amendment or waiver would adversely effect the terms and conditions of Section 2 or 6 of this Agreement, (ii) the Major Holder's Consent, if such amendment or waiver would adversely effect the terms and conditions of
Section 4 of this Agreement, or adversely effect the rights of the Major Holder in a manner different than for Holders, or (iii) the consent of holders of at least two-thirds of the Common Stock, issued or issuable upon exercise of the Warrants, held by the Investors, voting as a class, if such amendment or waiver would adversely effect the terms and conditions of Section 3 or 5 of this Agreement, and, in each of (i), (ii) and (iii) above, the consents referred to above would also be required where the rights of any of the forgoing classes are adversely affected by such amendment or waiver. Any amendment or waiver effected in accordance with this paragraph will be binding upon the Company, each Investor and each future holder of Registrable Securities.

     7.3 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegally invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and binding substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

     7.4 NOTICES. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telex or telecopy (as provided above) addressed (a) if to an Investor, at such other address as such Investor shall have furnished to the Company in writing or
(b) if to any other holder of any Preferred Stock or Common Stock issued upon conversion thereof, at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company or (c) if to the Company, one copy should be sent to its principal executive offices and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

     7.5 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

     7.6 CONFLICT WITH CERTIFICATE OF INCORPORATION OR BYLAWS. It is expressly agreed that whether or not the Certificate of Incorporation or Bylaws of the

Company fully incorporate the provisions hereof, or any of them, the parties' rights and obligations shall be governed by this Agreement which shall prevail in the event of any ambiguity or inconsistency between this Agreement and the Certificate of Incorporation or Bylaws.

     7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     7.8 HEADINGS AND SUBHEADINGS. The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.9 TERMINATION. Except as otherwise provided herein, this Agreement shall terminate on the tenth anniversary of the date hereof.

           IN WITNESS WHEREOF, the parties have executed this Investors Agreement as of the date first above written.


TRICORD SYSTEMS INC.



By:  /s/ John J. Mitcham
     ------------------------------------------
     Name:  John J. Mitcham
          -------------------------------------
     Title: President, Chief Executive Officer
           ------------------------------------


MAJOR HOLDER:


     /s/ John J. Mitcham
     -------------------
     JOHN MITCHAM


INVESTORS:


     /s/ Joseph Rodney Canion
     Joseph Rodney Canion


     /s/ Jesus David Cabello
     Jesus David Cabello


     /s/ Timothy Harris
     Timothy Harris


     /s/ Kathleen Clark
     Kathleen Clark


     /s/ Lewis Schrock
     Lewis J. Schrock

     /s/ Donald L. Lucas
     Donald L. Lucas Profit
     Sharing Trust DTD 1-18-84,
     by Donald L. Lucas,
     as Successor Trustee


     /s/ Donald M. Lucas
     Richard M. Lucas
     Cancer Foundation,
     by Donald L. Lucas,
     as Chairman of the Board


     /s/ Larry Gerdes
     Gurdes Huff Investments,
     by Larry Gurdes


     /s/ Jack Dinerstein
     Jack & Nancy Dinerstein
     Family Investment
     Partnership LTD,
     by Jack Dinerstein


     /s/ James Braniff III
     James Braniff III


     /s/ Joseph M. Schwarz
     Joseph M. Schwartz


     /s/ William Leven
     Will Levin


     /s/ James Easterling
     James Easterling

     /s/ Scott Caven
     Scott Caven


     /s/ Alfred L. Deaton
     Alfred L. Denton III

                                 Exhibit E
                     List of Key Officers and Directors
                              December 7, 1998


OFFICERS

John J. Mitcham, Chairman/CEO
J. David Cabello, Vice President and General Counsel
Kathleen Clark, Vice President Marketing
Dr. Alexander H. Frey, Vice President of Architecture
Charles E. Pearsall, Vice President Engineering
Jeff A. Stewart, Vice President and Controller



DIRECTORS

Yuval Almog
Tom R. Dillon
Fred G. Moore
Donald L. Lucas

                                                                    Exhibit F
                                                    Form of Lock-Up Agreement
                                                            December __, 1998

Tricord Systems, Inc. and
The Purchasers under that certain Stock Purchase
Agreement dated December 7, 1998

     Re:  Proposed Investment

Ladies and Gentlemen:

     The undersigned, a stockholder and an officer and/or director of Tricord Systems, Inc., a Delaware corporation (the "Company"), understands that under that certain Stock Purchase Agreement dated December 7, 1998 (the "Agreement") with the Company, the Purchasers have agreed, subject to certain conditions (including the execution and delivery of this letter), to make an investment in the Company's common stock, par value $.01 per share ("Common Stock"), and certain Warrants of the Company.

     In recognition of the benefit that such an investment will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Purchaser named in the Agreement that, during a period until the later of three months after the Trigger Date (as defined in that Investors Agreement dated December __, 1998 between the Company and the Purchasers) or March 31, 2000, the undersigned will not, without the prior written consent of Purchasers of a majority of the Shares (as defined in the Agreement) sold by the Company pursuant to the Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that this agreement shall not prohibit (i) the assignment by the undersigned to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, the undersigned, (ii) the assignment to members of the undersigned's immediate family and to trusts or entities established for the benefit of the undersigned or his immediate family, or (iii) a bona fide pledge to an institutional lender for money borrowed, provided, in each case, that the transferee agree to be bound by the terms and conditions of this agreement.

                                        Very truly yours,



                                        Signature:___________________________

                                        Name: _______________________________